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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

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                                                                                  JURISDICTION OF
SUBSIDIARY                                                                          INCORPORATION
Applewhite & Gittleson                                                                 California
Benton International, Inc.                                                             California
Deutsche Perot Systems GmbH                                                               Germany
Icarus Consulting A.G.                                                                Switzerland
Icarus Consulting GmbH                                                                    Germany
perot.com inc.                                                                           Delaware
Perot Systems A.G.                                                                    Switzerland
Perot Systems Asia Pacific Pte Ltd.                                                     Singapore
Perot Systems, B.V.                                                               The Netherlands
Perot Systems (Canada) Corporation                                                         Canada
Perot Systems Communication Services, Inc.                                               Delaware
Perot Systems Europe (Energy Services) Limited                                     United Kingdom
Perot Systems Europe Limited                                                       United Kingdom
Perot Systems Financial Services Corporation                                             Delaware
Perot Systems Healthcare Services Corporation                                            Delaware
Perot Systems Holdings Pte Ltd.                                                         Singapore
Perot Systems International, Inc.                                                        Delaware
Perot Systems Investments B.V.                                                    The Netherlands
Perot Systems Investments Limited                                                  United Kingdom
Perot Systems Investments No. 2 Limited                                            United Kingdom
Perot Systems (Japan) Ltd.                                                                  Japan
Perot Systems Luxembourg S.a.r.l.                                                      Luxembourg
Perot Systems Monaco S.A.M.                                                                Monaco
Perot Systems S.A.                                                                         France
Persys Ireland Limited                                                                    Ireland
PS Information Resource (Ireland) Limited                                                 Ireland
PSC Government Services Corporation                                                      Delaware
PSC Health Care, Inc.                                                                    Delaware
RothWell International, Inc.                                                                Texas
Security Services, Inc. d/b/a Park Central Security Services, Inc.                       Delaware
Stamos Associates Inc.                                                                 California
Syllogic Ireland Limited                                                                  Ireland
Syllogic B.V.                                                                     The Netherlands
The Technical Resource Connection, Inc.                                                  Delaware
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